Exhibit 5

                                PHH CORPORATION
                                  6 SYLVAN WAY
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 428-9700
                              FAX: (973) 496-5531


                                                                January 29, 1998

PHH Corporation
6 Sylvan Way
Parsippany, New Jersey 07054

Ladies and Gentlemen:

         I am the General Counsel of PHH Corporation, a Maryland corporation (the "Company"), and as such, I have acted as counsel in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, with respect to the proposed offer and issuance by the Company of up to $3,000,000,000 in principal amount of the Company's Debt Securities. In this capacity, I have reviewed the charter and by-laws of the Company, the Indenture (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee, dated as of June 5, 1997, the proposed form of Distribution Agreement among the Company and the several selling agents, the Registration Statement, the corporate proceedings of the Company relating to the execution and delivery of the Indenture and the proposed offer and issuance by the Company of the Debt Securities, and such other materials as we have deemed necessary to the issuance of this opinion.

         I am of the opinion and advise you that:

         1. The Indenture has been duly authorized, executed and delivered by the Company.

         2. The issuance by the Company of the Debt Securities has been duly and validly authorized and, upon their due execution, authentication and delivery in accordance with the Indenture and upon payment therefor, the Debt Securities will be legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture.

         I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference made to me in the Registration Statement and the related Prospectus.

                                              Very truly yours,


                                              /s/ Samuel H. Wright
                                              --------------------


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